                            CERTIFICATE OF FORMATION

                                       OF

                  TRIGEN-CINERGY SOLUTIONS OF THE SOUTHEAST LLC

     The  undersigned,  being a natural  person of age  eighteen  years or more, acting as organizer of a limited  liability  company under the Delaware  Limited
Liability Company Act (as the same may be amended from time to time, the "Act"), adopts,  pursuant to Section  18-201 of the Act, the  following  Certificate  of
Formation for such limited liability company (the "Company"):

                                    ARTICLE I
                                    ---------

                                      NAME
                                      ----

     The name of the Company shall be: Trigen-Cinergy Solutions of the Southeast
LLC.

                                   ARTICLE II
                                   ----------

                       REGISTERED OFFICE, REGISTERED AGENT
                       -----------------------------------

     The initial  registered office of the Company shall be: c/o The Corporation
Trust Company,  Corporation Trust Center,  1209 Orange Street,  Wilmington,  New
Castle County,  Delaware  19801, or such other location as the members by mutual consent shall determine.  The initial  registered agent of the Company shall be:
c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street,
Wilmington,  New Castle County,  Delaware  19801,  or such other location as the members by mutual consent shall determine.  Either the registered  office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III
                                   -----------

                               PERIOD OF DURATION
                               ------------------

     The Company shall exist until dissolved according to law or by the terms of the Operating Agreement (defined in Article VI).

                                   ARTICLE IV
                                   ----------

                                     POWERS
                                     ------

     Except as restricted by this  Certificate  of Formation,  the Company shall have and may exercise all powers and rights  which a limited  liability  company may exercise legally pursuant to the Act.

                                    ARTICLE V
                                    ---------

                                   AMENDMENTS
                                   ----------

     The Company  reserves the right to amend its  Certificate of Formation from time to time in accordance with the Act,  provided,  that the unanimous approval of the members of the Company to such amendment has been duly obtained.

                                   ARTICLE VI
                                   ----------

                         ADOPTION OF OPERATING AGREEMENT
                         -------------------------------

     The  initial  Limited  Liability  Company  Agreement  of the  Company  (the
"Operating  Agreement") shall be adopted by its members. The Operating Agreement may contain any  provisions  for the regulation and management of the affairs of the Company not inconsistent with law or this Certificate of Formation.

     The undersigned does hereby certify,  make and acknowledge this Certificate of Formation on this 19th day of November, 1999.

                                        ---------------------------
                                             Vincent J. Farago
                                             Authorized Person